Exhibit 99.1

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

Edgen Group Inc. Announces Second Quarter 2013 Earnings Release

and Conference Call Schedule

BATON ROUGE, LOUISIANA – July 22, 2013, Edgen Group Inc. (the “Company” or “Edgen Group”) (NYSE: EDG) announced today that it will release its second quarter 2013 financial results on Thursday, August 8, 2013 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, August 9, 2013 at 11:00 a.m. Eastern Daylight Time (10:00 a.m. Central Daylight Time).

To access the conference call live over the Internet, please log onto Edgen Group's website, http://www.edgengroup.com, and go to the “Investor Relations” webpage at least fifteen minutes prior to the start time to register, download and install any necessary software. To participate in the conference call, interested parties in the United States may dial 1-888-317-6016 and international parties may dial 1-412-317-6016. To access the conference call, please call at least ten minutes prior to the start time.

For those who are unable to listen to the live call, a replay will be available by dialing 1-877-344-7529 (United States) and 1-412-317-0088 (International) and using the conference number 10031843. A replay of the conference call will also be available at Edgen Group's website for 90 days following the date the webcast is posted.

About Edgen Group

Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components. Edgen Group is headquartered in Baton Rouge, Louisiana. Additional information is available at www.edgengroup.com.

Investor inquiries:

Erika Fortenberry, 225-756-9868

Director of Investor Relations